EXHIBIT 32

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Michael Tokarz, in the capacity of the officer who performs the functions of Principal Executive Officer of meVC Draper Fisher Jurvetson Fund I, Inc., a Delaware corporation (the "Registrant"), certifies that:

1. The Registrant's annual report on Form 10-K for the period ended October 31, 2003 (the "Form 10-K") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


In the capacity of the officer who performs the functions of Principal Executive Officer of meVC Draper Fisher Jurvetson Fund I, Inc. .


/S/ MICHAEL TOKARZ
------------------------------
Michael Tokarz

Date: January 29, 2004


Frances Spark, in the capacity of the officer who performs the functions of Principal Financial Officer, of meVC Draper Fisher Jurvetson Fund I, Inc., a Delaware corporation (the "Registrant"), certifies that:

1. The Registrant's annual report on Form 10-K for the period ended October 31, 2003 (the "Form 10-K") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

In the capacity of the officer who performs the functions of Principal Financial Officer of meVC Draper Fisher Jurvetson Fund I, Inc. .


/S/ FRANCES SPARK
----------------------------
Frances Spark


Date: January 29, 2004